As filed with the United States Securities and Exchange Commission on July 7, 2021.
Registration No 333-256442

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YATRA ONLINE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (Jurisdiction of Incorporation or Organization)	4700 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
Gulf Adiba, Plot No. 272,
4th Floor, Udyog Vihar, Phase-II,
Sector-20, Gurugram-122008, Haryana, India
(+91 124) 459-1700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Jocelyn M. Arel, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Tel: (617) 570 1000
Fax: (617) 321-4344

Approximate date of commencement of proposed sale to the public:
from time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering by Yatra Online, Inc.
Ordinary shares, par value $0.0001 per share	(1)	(2)	(2)	—
Preference shares, par value $0.0001 per share	(1)	(2)	(2)	—
Debt Securities	(1)	(2)	(2)	—
Warrants	(1)	(2)	(2)	—
Units	(1)	(2)	(2)	—
Subtotal of Primary Offering			$100,000,000(3)	$6,932.55(5)
Secondary Offering by Selling Shareholders
Ordinary shares, par value $0.0001 per share	5,184,734	$2.225(4)	$11,536,033.15(4)	$1,258.58
Total for Primary and Secondary Offerings				$8,191.13

(1)
With respect to the primary offering, this registration statement registers such indeterminate number of ordinary shares and preference shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and preference shares as may be issued upon conversion, exercise or exchange of securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C of Form F-3 under the Securities Act.

(3)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)
The securities being registered hereby are offered for the account of selling shareholders who acquired such shares in private transactions. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s ordinary shares reported as of July 1, 2021 on the Nasdaq Capital Market.

(5)
The registrant has an existing shelf registration statement on Form F-3 (Registration No. 333-224661) that was declared effective on May 24, 2018 (the “Existing Shelf Registration Statement”) and which expires on May 24, 2021. Accordingly, the registrant is filing this new shelf registration statement for the purpose of continuing to provide the registrant with the ability to sell securities from time to time covered by this registration statement. The registrant has included in this registration statement $31,947,375 of securities (the “Unsold Securities”) registered pursuant to the Existing Shelf Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registrant is applying $3,977.45 of the registration fee paid in connection with the Existing Shelf Registration Statement and the filing fee of $6,932.55 being paid herewith relates to a proposed maximum aggregate offering amount of $100,000,000 offset by the registration fee of $3,977.45 previously paid in connection with the $31,947,375 maximum aggregate offering amount of Unsold Securities under the Existing Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated July 7, 2021
PROSPECTUS
$100,000,000
Ordinary Shares
Preference Shares
Debt Securities
Warrants
Units

Up to 5,184,734 Ordinary Shares
Offered by the Selling Shareholders

Yatra Online, Inc.

We may, from time to time in one or more offerings, offer and sell ordinary shares, preference shares, debt securities, warrants to purchase ordinary shares, preference shares and/or debt securities, or any combination of the foregoing, either individually or as units comprised of two or more other securities. We refer to the ordinary shares, preference shares, debt securities and units collectively as “securities” in this prospectus. The aggregate offering price of all securities sold by us under this prospectus will not exceed $100,000,000.
In addition, selling shareholders named in this prospectus or their transferees may, from time to time in one or more offerings, offer and sell up to 5,184,734 of our ordinary shares. We will not receive any proceeds from the sale of our ordinary shares by selling shareholders, but we may pay certain registration and offering fees and expenses associated with the registration and sale of those securities. See “Selling Shareholders.”
The prospectus provides a general description of the securities we or the selling shareholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein or therein, before you invest in any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may, from time to time, offer and sell these securities and selling shareholders may, from time to time, offer the ordinary shares through public or private transactions, directly or through one or more underwriters, dealers, brokers and agents, on or off the NASDAQ Capital Market, or NASDAQ, at prevailing market prices or at privately negotiated prices. If any underwriters, dealers, brokers or agents are involved in the sale of any of these securities, the appliable prospectus supplement will set forth the name of the underwriter, dealer, broker or agent and any applicable fees, commissions or discounts.
We are an exempted company incorporated under the laws of the Cayman Islands.
Our ordinary shares, par value $0.0001 per share, are currently listed on NASDAQ under the symbol “YTRA.” On July 2, 2021, the closing price for the ordinary shares on NASDAQ was $2.21 per ordinary share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on NASDAQ or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves certain risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 5 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus and in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process, for the purpose of registering the securities discussed herein. Under this shelf registration process, we may, at any time and from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000, and the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may sell up to an aggregate amount of 5,184,734 ordinary shares in one or more offerings. This prospectus provides you with a general description of the securities that the selling shareholders may offer. Specific information about the offering may also be included in a prospectus supplement, which may update or change information included in this prospectus. You should read both this prospectus and any prospectus supplement, including the documents referred to in the section entitled “Incorporation by Certain Information by Reference,” together with the additional information described under the heading “Where You Can Find More Information.”
We may, from time to time, offer and sell these securities and selling shareholders may, from time to time, offer the ordinary shares through public or private transactions, directly or through one or more underwriters, dealers, brokers and agents, on or off NASDAQ, at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”
You should rely only on the information contained in or incorporated by reference in this prospectus, and in any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we nor the selling shareholders have authorized any other person to provide you with different or additional information. Neither we nor the selling shareholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security, unless we indicate otherwise. Our business, financial condition, results of operations and/or prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Except as otherwise set forth in this prospectus, neither we nor the selling shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

ii

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
In this prospectus, references to “U.S.,” the “United States” or “USA” are to the United States of America, its territories and its possessions. References to “India” are to the Republic of India. References to “$”, “US$”, “USD” and “U.S. dollars” are to the lawful currency of the United States of America, and references to “Rs.” “INR” and “rupee” each refer to the Indian rupee, the official currency of the Republic of India.
The data provided herein expressed in Indian rupees per U.S. dollar and are based on the noon buying rate in The City of New York for cable transfers of Indian rupees as certified for customs purposes by the Federal Reserve Bank of New York. On December 31, 2020, the exchange rate between the U.S. dollar and the Indian rupee expressed in Indian rupees per U.S. dollar was $1.00 = Rs.73.01. We make no representation that the Indian Rupee amounts represent U.S. dollar amounts or have been, could have been or could be converted into U.S. dollars at such rates or any other rates.
On December 16, 2016, we converted our preference shares into ordinary shares and effectuated a reverse 5.4242194-for-one share split of our ordinary shares as well as a reverse 5.4242194-for-one adjustment with respect to the number of ordinary shares underlying our share options and a corresponding adjustment to the exercise prices of such options. Unless otherwise specifically stated or the context otherwise requires, all share information and per share data included in this prospectus prior to December 16, 2016 has been presented on a post-share split basis.
Unless otherwise indicated, our financial statements included in, or incorporated by reference into, this prospectus have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. References to a particular “fiscal year” are to our fiscal year ended March 31 of that year. Our fiscal quarters end on June 30, September 30, December 31, and March 31. References to a year other than a “fiscal” year are to the calendar year ended December 31.
INDUSTRY AND MARKET DATA
We rely on and refer to information and statistics regarding the travel service industry and our competitors from market research reports and other publicly available sources. We have supplemented such information where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry participants and our management’s best view as to information that is not publicly available. While we believe that all such information is reliable, we have not independently verified industry and market data from third-party sources. In addition, while we believe that our internal company research is reliable and the definitions of our industry and market are appropriate, neither our research nor these definitions have been verified by any independent source. Further, while we believe the market opportunity information included in, or incorporated by reference into, this prospectus is generally reliable, such information is inherently imprecise. Projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. See “Cautionary Note Regarding Forward-Looking Statements.”
TRADEMARKS
We operate under a number of trademarks and trade names, including, among others, “Yatra” and “Travelguru.” This prospectus contains references to our trademarks and trade names and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

iii

PROSPECTUS SUMMARY
This summary provides a brief overview of key aspects of Yatra Online, Inc. This summary does not contain all of the information you should consider before investing in our ordinary shares. Before making an investment decision, you should read carefully the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” for information about us, including our financial statements. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.
As used in this prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” “company” and “Yatra” refer to Yatra Online, Inc. and its consolidated subsidiaries.
Our Company
Yatra is a leading online travel company in India, addressing the needs of both leisure and business travelers. Founded by Dhruv Shringi, Manish Amin, and Sabina Chopra, we commenced operations with the launch of our website in August 2006. We believe Yatra is India’s largest independent corporate travel services provider and the second largest consumer online travel company in India (based on management’s analysis of publicly available information), with approximately 11.5 million travelers that have booked their travel through us as of December 31, 2020. Through our website, www.yatra.com, our mobile applications and our other associated platforms, leisure and business travelers can explore, research, compare prices and book a wide range of services catering to their travel needs.
Leisure and business travelers use our mobile applications, our website, www.yatra.com, and our other offerings and services to explore, research, compare prices and book a wide range of travel-related services. These services include domestic and international air ticketing on nearly all Indian and international airlines, as well as bus ticketing, rail ticketing, cab bookings and ancillary services within India. We also provide access through our platform to hotels, homestays and other accommodations, with more than 100,000 hotels (as of December 31, 2020) and homestays in approximately 1,350 cities and towns across India and more than 2 million hotels around the world. To ensure that our service is truly a “one-stop shop” for travelers, we also provide our customers with access to approximately 200 holiday packages and more than 450 other activities such as tours, sightseeing, shows, and events.
India is one of the world’s largest and fastest growing economies, with a large middle class, increasing disposable income and a rapidly growing online consumer segment. We believe that our focus on both the corporate as well as the consumer travel market positions us to address this combined market opportunity.
To address this large market opportunity and drive the growth of our consumer business, which is our key focus, we operate through three go-to-market strategies: B2C (business to consumer), B2E (business to enterprise) and B2B2C (business to business to consumer). We believe that the combination of our B2C and B2E channels enables us to target India’s most frequent and high spending travelers, namely, educated urban consumers, in a cost-effective manner. Our B2B2C channel provides additional scale to our business by leveraging our technology platform in order to cost-effectively aggregate consumer demand from more than 26,000 travel agents in more than 800 cities across India as of December 31, 2020.
Our business is based on a single technology platform that serves our customers through multiple mobile applications as well as our website. Our single platform approach provides us with a scalable, comprehensive and consistent user experience across each of our three go-to-market channels. We believe that this approach drives user familiarity with our service and encourages repeat use by our customers, which further enhances customer loyalty for our business. In addition, in order to further strengthen customer loyalty and provide an incentive to the employees of our B2E customers to become B2C customers, we operate our eCash loyalty program that enables travelers that book through our platform to accumulate and redeem points. During fiscal year 2021, approximately 92% of our customers’ visits were from direct and organic traffic.

We define a “visit” as a group of interactions on our platform that occur within a 30-minute time frame. A single visit can contain multiple screen or page views, events and transactions. We use “traffic” and “visits” interchangeably in this prospectus.
We have moved towards a “Mobile First” business and have experienced rapid user growth on our platform with mobile being the primary channel for customers to engage with us. During the fiscal year 2021, our web and mobile properties received approximately 129 million visits, a 39% decrease compared to that of fiscal year 2020 as a result of the COVID-19 pandemic. As of December 31, 2020, our mobile applications had been downloaded approximately 22 million times.
Based on our large and loyal customer base, our comprehensive service offerings, our experienced management team and our multi-channel strategy, we believe that we are well-positioned to capitalize on the burgeoning Indian travel market. Our brand is among the most well-recognized in not only the Indian online travel industry, but all of Indian Internet commerce, and we believe that this creates a significant competitive advantage. Leveraging our brand and technology platform, we intend to continue to expand and enhance our offerings through innovative travel solutions that will grow our business, improve our customer experience and meet the changing needs of business and leisure travelers. For example, we have opened up our holidays booking platform to third-party vendors enabling them to sell holiday products alongside those packaged by us using our platform as a marketplace, providing our customers with a wide selection of products and services.
We experience seasonal fluctuations in the demand for travel services and products offered by us. We tend to experience higher revenues from our Hotels and Packages business in the second and fourth calendar quarters of each year, which coincide with the summer holiday travel season and the year-end holiday travel season for our customers in India.
We have invested significant capital on our technology platform and on sales and marketing efforts to build our brand and to acquire customers. However during the fiscal year 2021, we have witnessed year over year decline of 43% in our mobile traffic as a result of the COVID-19 pandemic.
The installation rate for our mobile applications decreased from 14% as of March 31, 2020 to 8% as of December 31, 2020. In addition, we receive over 10.8 million online shopper visits on our platform each month.
Recent Developments
COVID-19 Pandemic
In December 2019, a novel strain of coronavirus, which was later termed COVID-19, was initially detected in China, and over the subsequent months the virus spread globally. On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. The COVID-19 pandemic has severely restricted the level of economic activity around the world, and is having an unprecedented effect on the global travel industry. In response to the pandemic, the governments of many countries, states, cities and other geographic regions have implemented containment measures, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forgo their time outside of their homes. Individuals’ ability to travel has been curtailed through border closures across the world, mandated travel restrictions and limited operations of hotels and airlines, and may be further limited through additional voluntary or mandated closures of travel-related businesses. The measures implemented to contain the COVID-19 pandemic have had, and are expected to continue to have, a significant negative effect on our business, financial condition, results of operations, cash flows and liquidity position. In particular, such measures have led to unprecedented levels of cancellations and limited new air travel, hotel and holiday bookings. Due to the high degree of cancellations and customer refunds and lower new bookings in our Air Ticketing and Hotels and Packages segments, we are experiencing unfavorable working capital trends and material negative cash flow. This is expected to continue until cancellations stabilize and travel demand begins to recover from current levels, at which time Ticketing, including air travel, and Hotel and Packages bookings and cash flow are expected to increase.
We continue to implement certain measures and modified certain policies in light of the COVID-19 pandemic. For example, we have largely automated our re-scheduling and cancellation of bookings and provided our customers greater flexibility to defer or cancel their travel plans. In addition, we have also undertaken certain cost reduction initiatives, including implementing salary reductions and freezes and work from home policies, renegotiating fixed costs such as rent, deferring non-critical capital expenditures, reducing our marketing expenses and renegotiating our supplier payments and contracts. We believe these cost control measures have helped mitigate the economic impact of the COVID-19 pandemic on our business. We expect to continue to adapt our policies and cost reduction initiatives as the situation evolves. India has recently witnessed a severe second wave of COVID-19 infections (more severe than the first wave) that has led to impositions of fresh lock downs and curfews across India. Although vaccinations continue to be administered at a rapid rate in India with at least 10% of the population having received at least one dose as of May 15, 2021, it is difficult for us to predict how long the second wave will continue and what impact this may have on the travel sector and our business.
Termination of Ebix Merger Agreement
On June 5, 2020, we provided to Ebix, Inc., or Ebix, a notice terminating the Merger Agreement dated as of July 16, 2019 by and among us, Ebix, and EbixCash Travels Inc., or EbixCash, and filed a complaint, or the Complaint, in the Court of Chancery of the State of Delaware against Ebix and EbixCash for their various breaches of the Merger Agreement and an ancillary agreement executed by the parties on May 14, 2020, or the Extension Agreement. The Complaint alleges that Ebix breached its representations, warranties, covenants, and obligations in the Merger Agreement and Extension Agreement and that its conduct prevented the parties from closing the merger. The Complaint seeks monetary damages, pre-judgment and post-judgment interest, and our reasonable fees and costs. On August 14, 2020, Ebix filed a motion to dismiss the Complaint. On September 30, 2020, Yatra filed an amended complaint by expanding its claims against certain banks of Ebix, while also expanding the claims alleged against Ebix to include a claim for fraud. The opening arguments concerning the motion to dismiss were held on May 17, 2021 and the Court has up to 90 days to decide on the matter. The outcome of legal proceedings generally, regardless of the merits, is inherently uncertain and there can be no assurance that we will prevail in the litigation against Ebix. In addition, litigation and related matters are costly and may divert the attention of our management and other employee resources that would otherwise be engaged in other activities, which could adversely impact our business. If any claims are brought against us and result in a finding of legal liability or if we were unable to prevail in our claims in this litigation, our business, results of operations, liquidity and financial condition could be adversely affected. In addition, allegations of wrongful conduct by Ebix, regardless of veracity, may harm our reputation, which may also adversely impact our business and growth prospects.
Corporate Information
Yatra Online, Inc. is a Cayman Islands exempted company with operations primarily in India. We were incorporated as a private exempted company with limited liability on December 15, 2005 and subsequently became a public company upon the consummation of the Business Combination (as defined below). Our registered office is located at c/o Maples Corporate Services Limited, PO Box-309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. Our principal executive office is located at Gulf Adiba, Plot No. 272, 4th Floor, Udyog Vihar, Phase II, Sector — 20, Gurugram, Haryana — 122008, India, and our telephone number at this office is (+91 124) 4591700. Our principal website address is www.yatra.com and our other main website is www.travelguru.com. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, Delaware 19715.
In July 2016, we entered into a business combination, or the Business Combination, with NASDAQ-listed Terrapin 3 Acquisition Corporation, a special purpose acquisition company formed for the purpose of effecting a merger, acquisition, or similar business combination, which we refer to herein as TRTL. TRTL raised INR 14,111 million in its initial public offering in July 2014. Subsequently TRTL was restructured by formation of TRTL parent and TRTL subsidiary. On December 16, 2016, the Business Combination was completed pursuant to the terms of the Amended and Restated Business Combination Agreement, dated as of September 28, 2016, or the Business Combination Agreement, and consequently TRTL parent merged with and into us. Pursuant to the Business Combination Agreement, holders of shares of TRTL’s Class A common stock received ordinary shares of Yatra in exchange for their shares of TRTL’s Class A common stock on a one-for-one basis; holders of shares of TRTL’s Class F common stock received one of our Class F shares, which have no economic rights but have a voting right similar to that of ordinary shares, for each share of TRTL’s Class F common stock and each of TRTL’s outstanding warrants ceased to represent a right to acquire shares of TRTL’s Class A common stock and instead represents the right to acquire the same number of our ordinary shares, at the same exercise price and on the same terms as in effect immediately prior to the closing of the Business Combination. Terrapin 3 Acquisition Corporation is now known as Yatra USA Corp, which we refer to herein as Yatra USA.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the following risks and the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, before you decide to purchase our securities. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of our ordinary shares could decline and you could lose part or all of your investment. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus and the documents incorporated or deemed to be incorporated by reference herein constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements.
Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:
•
the effects of the COVID-19 pandemic on our business, the travel industry, travel trends, and the economy generally;

•
the outcome of the legal proceedings we have instituted against Ebix and any other legal proceedings that may be initiated against us and others, in connection with the termination of the pending Merger Agreement between us and Ebix;

•
our ability to generate positive cash flow and the sufficiency of our operating cash flow to meet our liquidity needs;

•
our future financial performance, including our revenue, cost of revenue, operating expenses, and our ability to achieve and maintain profitability;

•
the impact of increasing competition in the Indian travel industry and our expectations regarding the development of our industry and the competitive environment in which we operate;

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the slowdown in Indian economic growth and other declines or disruptions in the Indian economy in general and travel industry in particular, including disruptions caused by safety concerns, terrorist attacks, regional conflicts, pandemics and natural calamities;

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our ability to successfully negotiate our contracts with airline suppliers and global distribution system, or GDS, service providers and mitigate any negative impacts on our revenue that result from reduced commissions, incentive payments and fees we receive;

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the risk that airline suppliers (including our GDS service providers) may reduce or eliminate the commission and other fees they pay to us for the sale of air tickets;

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our ability to pursue strategic partnerships and the risks associated with our business partners, including the potential bankruptcy, restructuring, consolidation or alliance of any of our partners, the credit worthiness of our business partners, the possible obligation to make payments to these partners and our dependence on a small number of such partners for a significant percentage of our revenue;

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the insolvency of Jet Airways (India) Ltd. and the potential impact of this and other recent developments in the Indian travel industry on our profitability and financial condition;

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political and economic stability in and around India and other key travel destinations;

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geopolitical risk and changes in applicable laws and regulations;

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fluctuations in exchange rates between the Indian rupee and the U.S. dollar, Euro, British pound sterling or other major currencies;

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the risk that compliance with rules and requirements applicable to public companies, including fulfilling our obligations as a foreign private issuer and maintaining proper and effective internal controls over financial reporting, will be expensive and time consuming;

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our ability to maintain and/or expand relationships with, and develop new relationships with, travel companies and travel research companies as well as online travel agents;

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our reliance on third-party systems and service providers, including our outsourcing of certain of our call center services, and the impact any disruption or adverse change in their business or deterioration in the quality of their performance may have on our business;

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we may be subject to proceedings or claims arising from travel-related accidents and or other legal, administrative or regulatory proceedings;

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the ability to adapt services to changes in technology or the marketplace and successfully incorporate new features, improvements and strategies;

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our ability to increase the number of visits to our search platform and referrals to our advertisers;

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our ability to successfully implement our growth strategy;

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our ability to maintain and increase our brand awareness and value;

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the growth in the usage of mobile devices and our ability to successfully monetize this usage, including the enhanced use of mobile device by customers which may drive traffic to entities providing operating systems on such device;

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potential difficulty in collecting payments in a timely manner on our outstanding accounts receivables from customers and suppliers;

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our ability to access capital through debt and equity markets in amounts, at rates and costs acceptable to us or at all;

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our reliance on search engines, which may change their algorithms;

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risks associated with online commerce security, including the risks related to the processing, storage, use and disclosure of personal data leading to internal or external security breaches and other cyber/internet attacks;

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our ability to protect our intellectual property;

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fluctuations in results, the potential impact of such fluctuations and other volatile factors that may impact the value of our ordinary shares;

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the significant influence our large shareholders have over our company;

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our ability to attract, train and retain executives and other qualified employees, including suitable replacements for any members of our senior management team or other employees who may seek other employment opportunities as a result of the certain cost reduction initiatives that we have taken in response to the COVID-19 pandemic, including salary reductions and freezes;

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our ability to realize the anticipated benefits of any past or future acquisitions, including our acquisitions of Yatra For Business Private Limited (formerly known as Air Travel Bureau Private Limited) and TCIL;

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risks relating to the possibility of an adverse tax judgment or any matter in litigation in general; and

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risks related to lower consumer demand for travel due to a reduction in discretionary spending as well as structural / behavior changes by businesses and individuals driven by safety concerns and the comfort of working remotely eased by the use of technology, and non-renewal of our corporate customers contracts.

We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. You are cautioned to consider these and any other factors that are discussed in the section entitled “Risk Factors” elsewhere in this prospectus, in our most recent Annual Report on Form 20-F and in any prospectus supplement or documents we incorporate by reference into this prospectus. These risks are not exhaustive. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for general corporate purposes, which may include capital expenditures, working capital, acquisitions, and other business opportunities.
We will not receive any proceeds from the sale of any ordinary shares by the selling shareholders. The selling shareholders will receive all of the net proceeds from the sale of any ordinary shares offered by them under this prospectus. The selling shareholders will bear any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax, legal services or any other expenses incurred by the selling shareholders in disposing of these ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE
We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, preference shares, debt securities, warrants to purchase ordinary shares, preference shares and/or debt securities as shall have a maximum aggregate offering price of $100 million. The selling shareholders may sell from time to time pursuant to this prospectus up to 5,184,734 ordinary shares. The actual price per share of the shares that we or the selling shareholders will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION AND INDEBTEDNESS
We intend to include information about our capitalization and indebtedness in the applicable prospectus supplement for any offering of securities.

DESCRIPTION OF SHARE CAPITAL
We are an exempted company incorporated in the Cayman Islands with limited liability. Our affairs are governed by our Amended and Restated Memorandum and Articles of Association, or the Articles of Association, the Companies Act (As Revised) of the Cayman Islands, or the Companies Act, and other applicable laws of the Cayman Islands and any rules or regulations made thereunder. Our objects, as stated in our Articles of Association, are unrestricted and our Company has full power and authority to carry out any purpose not prohibited by the laws of the Cayman Islands. As of the date of this prospectus, our authorized share capital consists of 500,000,000 ordinary shares of a par value of $0.0001 each, 10,000,000 Class A Non-Voting Shares of a par value $0.0001 each, 3,159,375 Class F shares of a par value of $0.0001 each and 10,000,000 preference shares of a par value of $0.0001 each.
We had 56,952,142 ordinary shares, 2,392,168 Class A Non-Voting shares and 2,076,094 Class F shares issued and outstanding as of December 31, 2020. Each issued ordinary share, Class A share and Class F share is fully paid.
The following are summaries of certain provisions of our Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares. The term “shareholders” as used in these summaries in relation to our company refers to persons whose names are entered into the register of members of our company as the current holder of one or more shares of our company. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of our Articles of Association and the Companies Act.
Ordinary Shares
General
All of our ordinary shares issued prior to the completion of this offering are fully paid, and all of our ordinary shares to be issued in this offering will be issued as fully paid. Share certificates representing our ordinary shares (to the extent any are issued) are not definitive evidence as to share ownership under the laws of the Cayman Islands; instead, it is the register of members which is prima facie evidence of the legal title to shares under Cayman Islands law. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Register of Members
We must keep a register of members in accordance with the Companies Act, and there shall be entered therein:
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the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

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whether voting rights are attached to the share in issue;

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Transfer of Shares
Subject to the restrictions of our Articles of Association, the holders of ordinary shares may transfer all or any of their ordinary shares by an instrument of transfer, provided that such transfer complies with applicable rules of the SEC, federal and state securities laws of the United States and all other applicable laws and regulations. The instrument of transfer shall be in writing in the usual or common form or in a form prescribed by the applicable stock exchange or in any other form approved by our board of directors. The transferor shall be deemed to remain the holder of such ordinary shares until the name of the transferee is entered in the register of members.
Redemption of Shares
We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by a special resolution of our shareholders. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or are otherwise authorized by our Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of a company’s profits or a share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or, if so authorized by its articles of association, out of capital if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (i) unless it is fully paid-up, (ii) if such redemption or repurchase would result in there being no shares outstanding, or (iii) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.
Variation of Rights of Shares
All or any of the rights attached to any class of shares of our company (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Call on Shares and Forfeiture of Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Changes in Capital
We may from time to time by ordinary resolution:
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increase the share capital by such sum as the resolution prescribes;

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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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convert all or any of our paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

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sub-divide our existing shares into shares of a smaller amount than that fixed by our Articles of Association or into shares without par value; and

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cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Act and our Articles of Association, our shareholders may by special resolution reduce our share capital and any capital redemption reserve.
General Meetings
All general meetings other than annual general meetings shall be called extraordinary general meetings.
The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.
The Directors may call general meetings. For the avoidance of doubt, Members shall have no right to requisition a general meeting of the Company.
Merger and Consolidation
The Company shall, with the approval of a special resolution have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the directors may determine.
Voting Rights
At any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote, and on a poll every shareholder present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) shall have one vote for each fully paid ordinary share and each fully paid Class F share for which such shareholder is registered as the holder. No person shall be entitled to vote at any general meeting unless such person is registered as a shareholder at the applicable record date for that meeting and all calls or other monies then due by such person in respect of such shares have been paid.
A quorum required for a general meeting consists of one or more shareholders who hold in aggregate a majority of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. No business shall be transacted at any general meeting unless a quorum is present.
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting.
While there is nothing under the laws of the Cayman Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, it is not a concept that is generally accepted as a common practice in the Cayman Islands, and we have made no provisions in our Articles of Association to allow cumulative voting for such elections.
Inspection of Books and Records
Holders of our ordinary shares have no general right under the Companies Act to inspect or obtain copies of our list of shareholders or our corporate records.

Dividends
Subject to the preferences that may be applicable to any then issued and outstanding preference shares, holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act and to our Articles of Association. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or share premium account, and provide further that a dividend may not be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.
Liquidation Rights
On a winding up of our company, if the assets available for distribution among our shareholders shall be insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them. If the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.
Preference Shares
Our Articles of Association authorize the issuance of 10,000,000 preference shares, of a par value of $0.0001 each, with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preference shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control. As of the date of this prospectus, there are no outstanding preference shares.
Class A Shares
All of our Class A shares have identical rights to our ordinary shares, except holders of our Class A shares shall not (in respect of such Class A shares) have the right to receive notice of, attend or vote as a member at any general meeting, but may vote at a separate Class A shareholders’ meeting convened in accordance with our Articles of Association. Holders of our Class A shares shall hold such Class A shares subject to transfer restrictions imposed on the holder thereof pursuant to an agreement between such holder and our company. Pursuant to such agreement, when any Class A shares are transferred, the recipient will receive ordinary shares and the Class A shares so transferred will be cancelled. On October 10, 2017, 4,473,508 of our Class A shares were converted into 4,473,508 ordinary shares pursuant to a securities conversion agreement between us and the holder.
Class F Shares
Holders of our Class F shares shall (in respect of such Class F shares) have the right to receive notice of, attend at and vote as a member at any general meeting, but shall have no other rights in respect of such Class F shares. If holders of Yatra USA’s Class F common stock exercise their right to exchange their shares of Yatra USA’s Class F common stock, on a one-for-one basis, for our ordinary shares, for each share exchanged, one Class F share will be converted by us into 0.00001 of an ordinary share for each Class F share converted.
Holders of Yatra USA’s Class F common stock have the right to exchange any or all of their shares of Yatra USA Class F common stock for ordinary shares of Yatra Online, Inc. (on a share for share basis) and, upon such exchange, an equal number of Class F shares held by the exchanging shareholder will be converted by us into 0.00001 of our ordinary share for each Class F share converted. The right to make such exchange will expire on December 16, 2021. In March and April 2020, MIHI LLC exchanged 1,083,281 shares of Class F common stock for 1,083,281 ordinary shares of Yatra Online, Inc. and, upon such exchange, an equal number of Class F shares held by MIHI LLC was converted into 11 ordinary shares of Yatra Online, Inc.

Investor Rights Agreement
On December 16, 2016, we entered into the Investor Rights Agreement, or the Investor Rights Agreement, with MIHI LLC, Macquarie Corporate Holdings Pty Limited, Apple Orange LLC, Noyac Path LLC, Periscope, LLC, Terrapin Partners Employee Partnership 3, LLC and Terrapin Partners Green Employee Partnership, LLC (collectively, the Terrapin Sponsors) and certain other TRTL stockholders and Yatra shareholders who owned our ordinary shares upon consummation of the Business Combination. Pursuant to the terms of the Investor Rights Agreement, we are obligated to file, after we become eligible to use Form F-3 or its successor form, a shelf registration statement to register the resale by such shareholders of ordinary shares issuable in connection with the Business Combination. The Investor Rights Agreement also provides such shareholders with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions. Certain shareholders will be entitled to make one demand for registration of ordinary shares, except for certain Yatra shareholders who will be entitled to make three demands.
Transfer Agent
The transfer agent and registrar for our ordinary shares, Class F shares, Class A shares and warrants is Continental Stock Transfer & Trust. We will name the transfer agent and registrar for the preference shares in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt and may be exchangeable for and/or convertible into other securities, including our common shares. We refer to the senior and subordinated debt and senior and subordinated convertible debt collectively as debt securities. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, a prospectus supplement or free writing prospectus will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below.
We may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee, and may be exchangeable for and/or convertible into other securities, including our common shares. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to this registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures.
None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.
General
We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:
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the title;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

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the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability or the ability of our subsidiaries to:

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incur additional indebtedness;

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issue additional securities;

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create liens;

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pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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redeem capital stock;

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place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

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make investments or other restricted payments;

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sell or otherwise dispose of assets;

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enter into sale-leaseback transactions;

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engage in transactions with stockholders or affiliates;

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issue or sell stock of our subsidiaries; or

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effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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information describing any book-entry features;

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provisions for a sinking fund purchase or other analogous fund, if any;

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the applicability of the provisions in the indenture on discharge;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default, redemption rights, repurchase rights, conversion rights, fundamental change or change of control provisions or other covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.
We may, from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (a) the payment of interest accruing prior to the issue date of such further debt securities or (b) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
Certain Terms of the Senior Debt Securities
Conversion or Exchange Rights.   We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our ordinary shares, our preference shares or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares, our preference shares or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale.   Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indenture or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.
No Protection in the Event of a Change in Control.   Unless we indicate otherwise in a prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to any series of senior debt securities that we may issue:
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if we fail to pay interest when due and payable and our failure continues for 30 days (or such other period as may be specified for such series) and the time for payment has not been extended;

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if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise (and, if specified for such series, the continuance of such failure for a specified period), and the time for payment has not been extended;

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if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indenture, other than a covenant that is specifically dealt with elsewhere in the senior indenture, and our failure continues for 90 days after we receive notice from the senior trustee or holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any modifications to these events of default or any additional events of default relating to the relevant series of senior debt securities.

If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the senior trustee or the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the senior trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the senior trustee or any holder.
Unless otherwise specified in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the senior indenture. Any waiver shall cure the default or event of default.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the senior trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of, premium, if any, on or interest on such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any trust or power conferred on the senior trustee with respect to such senior debt securities. However, the senior trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the senior trustee in personal liability or that the senior trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder of the senior debt securities of any series will have the right to institute a proceeding under the senior indenture or to appoint a receiver or senior trustee, or to seek other remedies if:
•
the holder has given written notice to the senior trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request, and such holders have offered reasonable indemnity to the senior trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•
the senior trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal, premium, if any, or interest on, the senior debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

Modification and Waiver.   We and the senior trustee may amend, supplement or modify the senior indenture or the senior debt securities without the consent of any holders with respect to the following specific matters:
•
to fix any ambiguity, defect or inconsistency in the senior indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus (to the extent such description of senior debt securities set forth in this prospectus has not been superseded or modified in the applicable prospectus supplement) or any applicable prospectus supplement or any free writing supplement;

•
to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of senior debt securities;

•
to evidence the succession of another corporation, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

•
to provide for or add guarantors with respect to the senior debt securities of any series;

•
to establish the form of any certifications required to be furnished pursuant to the terms of the senior indenture or any series of senior debt securities, or to add to the rights of the holders of any series of senior debt securities;

•
to evidence and provide for the acceptance of appointment hereunder by a successor senior trustee or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•
to make any change to the senior debt securities of any series, so long as no senior debt securities of such series are outstanding

•
to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the senior indenture; or

•
to change anything that does not materially adversely affect the interests of any holder of senior debt securities of any series.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•
extends the stated maturity of any senior debt securities;

•
reduces the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any senior debt securities;

•
reduces the rate or extends the time of payment of interest on any senior debt securities; or

•
reduces the percentage of senior debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Satisfaction and Discharge.   We can elect satisfy and discharge our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:
•
register the transfer or exchange of debt securities of the series;

•
replace stolen, lost or mutilated debt securities of the series;

•
maintain paying agencies;

•
hold monies for payment in trust;

•
recover excess money held by the senior trustee;

•
compensate and indemnify the senior trustee; and

•
appoint any successor senior trustee.

In order to exercise our rights to be discharged, we must deposit with the senior trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.
Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back a holder’s senior debt securities and gave such holder his or her share of the cash and debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the senior debt securities such holder gives back to us. Holders of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Information Concerning the Senior Trustee.   The senior trustee, other than during the occurrence and continuance of an event of default under the senior indenture, undertakes to perform only those duties as are specifically set forth in the applicable senior indenture and no implied covenants or obligations shall be read into the senior indenture against the senior trustee. Upon the occurrence and during the continuation of an event of default under the senior indenture, the senior trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
The senior trustee is under no obligation to exercise any of the powers given it by the senior indenture at the request of any holder of senior debt securities unless it is offered security and indemnity reasonably acceptable to the senior trustee against the costs, expenses and liabilities that it might incur.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement or free writing prospectus relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, on or interest on the subordinated debt securities (except for certain sinking fund payments or delivery of ordinary shares or preference shares upon any conversion of such subordinated debt securities). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, or premium, if any, on and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.
Ranking of Debt Securities
The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness (including senior debt securities) to the extent described in the applicable prospectus supplement or free writing prospectus.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our common shares or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our ordinary shares, preference shares and/or debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that will contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the offering price and the aggregate number of warrants offered;

•
the number of ordinary shares, preference shares and/or debt securities purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preference shares or debt securities purchasable upon exercise of warrants to purchase preference shares or debt securities;

•
the date, if any, on and after which the warrants and the related ordinary shares, preference shares and/or debt securities will be separately transferable;

•
the terms of any rights to redeem or call the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
income tax consequences applicable to the warrants; and

•
any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise, and settlement of the warrants and terms relating to warrant adjustments.

Until any warrants to purchase ordinary shares, preference shares and/or debt securities are exercised, holders of the warrants will not have any rights of holders of the underlying ordinary shares, preference shares and/or debt securities including any rights to vote, consent, receive dividends, or receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter.
Each warrant will entitle its holder to purchase the number of shares of ordinary shares, preference shares and/or debt securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase ordinary shares, preference shares and/or debt securities are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, preference shares and/ or debt securities, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares or preference shares, if any.

DESCRIPTION OF UNITS
We may issue units consisting of our ordinary shares, preference shares, debt securities and/or warrants to purchase ordinary shares, preference shares and/or debt securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file the form of each unit agreement relating to units offered under this prospectus as an exhibit to the registration statement of which this prospectus is a part, or we will incorporate them by reference from another report that we file with the SEC.
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain U.S. federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We, or selling shareholders, may sell the securities included in this prospectus from time to time in one or more transactions, including without limitation:
•
through agents;

•
to or through one or more underwriters on a firm commitment or agency basis;

•
through put or call option transactions relating to the securities;

•
through broker-dealers (acting as agent or principal);

•
directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•
through any other method permitted pursuant to applicable law; or

•
through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain jurisdictions, if applicable, the securities sold under this prospectus may only be sold through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on NASDAQ or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended, or the Securities Act.
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification by us or the selling shareholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or the selling shareholders.
Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
•
A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.
If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.
Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.
To the extent that we or the selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or the selling shareholders will do so pursuant to the terms of a distribution agreement between us or the selling shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we or the selling shareholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling shareholders under these arrangements to close out any related open borrowings of securities.
We or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or the selling shareholders or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

SELLING SHAREHOLDERS
This prospectus covers the public resale of our ordinary shares owned by the selling shareholders named below. Such selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the ordinary shares owned by them. The selling shareholders, however, make no representations that the ordinary shares will be offered for sale. The table below presents information regarding the selling shareholders and the ordinary shares that each may offer and sell from time to time under this prospectus.
The following table sets forth:
•
the name of each selling shareholder;

•
the number of ordinary shares beneficially owned by each selling shareholder prior to the sale of the ordinary shares covered by this prospectus;

•
the number of ordinary shares that may be offered by each selling shareholder pursuant to this prospectus;

•
the number of ordinary shares to be beneficially owned by each selling shareholder following the sale of any ordinary shares covered by this prospectus; and

•
the percentage of our issued and outstanding ordinary shares to be owned by each selling shareholder before and after the sale of the ordinary shares covered by this prospectus (based on 62,162,832 ordinary shares issued and outstanding as of December 31, 2020 assuming (i) the conversion of 100% of our outstanding 2,076,094 Class F shares and 100% of our outstanding 2,392,168 Class A shares for our ordinary shares and exchange of 2,076,094 Class F shares held in Yatra USA for our ordinary shares and (ii) the swap of 742,402 ordinary shares of Yatra Online Private Limited for our ordinary shares).

All information with respect to ownership of our ordinary shares of the selling shareholders has been furnished by or on behalf of the selling shareholders and, unless otherwise indicated, is as of June 7, 2021. Based on information supplied by the selling shareholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the selling shareholders have sole voting and dispositive power with respect to the ordinary shares reported as beneficially owned by them. Unless otherwise indicated in the footnotes, shares in the table refer to our ordinary shares.
Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the ordinary shares covered by this prospectus, we cannot determine the number of such ordinary shares that will be sold, transferred or otherwise disposed of by the selling shareholders, or the amount or percentage of ordinary shares that will be held by the selling shareholders upon termination of any particular offering or sale, if any. The selling shareholders make no representations, however, that they will sell, transfer or otherwise dispose any ordinary shares in any particular offering or sale. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the selling shareholders will sell all of the ordinary shares owned beneficially by them that are covered by this prospectus, but will not sell any other ordinary shares that they presently own.

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to this Offering	Number of Ordinary Shares Offered for Resale Pursuant to this Offering	Percentage of Outstanding Ordinary Shares Beneficially Owned Before Sale of Ordinary Shares	Number of Ordinary Shares Beneficially Owned After Sale of Ordinary Shares	Percentage of Outstanding Ordinary Shares Beneficially Owned After Sale of Ordinary Shares
MIHI LLC(1)	2,800,619	1,083,292	4.51%	1,717,327	2.76%
Apple Orange LLC(2)	1,610,757	1,610,757	2.59%	—	—
Leight Family 1998 Irrevocable Trust(3)	557,500	557,500	*	—	—
Argyle Investors LLC(4)	550,000	550,000	*	—	—
Terrapin Partners Employee Partnership 3 LLC(5)	422,675	422,675	*	—	—
Candlemaker Partners, LLLP(6)	327,000	327,000	*	—	—
Guy Barudin(7)	167,261	167,261	*	—	—
We Deserve Better, LLC(8)	158,500	158,500	*	—	—
Noyac Path LLC(9)	92,071	92,071	*	—	—
Stephen Schifrin(10)	50,550	50,550	*	—	—
Periscope, LLC(11)	39,062	39,062	*	—	—
Terrapin Partners Green Employee Partnership, LLC(12)	28,030	28,030	*	—	—
Robert Plotkin(13)	19,702	19,702	*	—	—
George Brokaw(14)	15,000	15,000	*	—	—
Johnathan Kagan(15)	15,000	15,000	*	—	—
Victor Mendelson(16)	15,000	15,000	*	—	—
Stephen Spence(17)	6,078	6,078	*	—	—
Irina Carpov(18)	5,066	5,066	*	—	—
Andrew Sklar(19)	4,500	4,500	*	—	—
Lawrence Hurvich(20)	3,546	3,546	*	—	—
James Kim(21)	3,546	3,546	*	—	—
Christopher Peters(22)	3,546	3,546	*	—	—
Nathan Leight(23)	3,000	3,000	*	—	—
Gina DelGiudice(24)	2,026	2,026	*	—	—
Gerasomou Siliverdes(25)	2,026	2,026	*	—	—

*
Less than 1 percent.

(1)
Represents 2,800,619 ordinary shares held by MIHI LLC, of which 1,083,292 are being registered in this prospectus. MIHI LLC is an affiliate of Macquarie Group Limited and Macquarie Capital (USA) Inc. Macquarie Group Limited, a publicly listed company in Australia, is the ultimate indirect parent of MIHI LLC and may be deemed to beneficially own the company’s shares held by MIHI LLC. We engaged Macquarie Capital (USA) Inc., a registered broker-dealer, to act as our financial advisor in connection with the Business Combination. Employees of certain affiliates of MIHI LLC were board observers of our company until July 2020. MIHI LLC has certified that it purchased the securities in the ordinary course of business and, at the time of the purchase of the securities, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The business address of MIHI LLC is 125 West 55th Street, L-22, New York, New York 10019.

(2)
Represents (i) 395,000 ordinary shares and (ii) 1,215,757 ordinary shares issuable upon the conversion of (A) the Class F shares in Yatra USA and (B) our Class F shares held by Apple Orange LLC. Nathan

Leight, the chairman of Terrapin 3 Acquisition Corporation, is the sole managing member of Apple Orange LLC and has sole voting and dispositive control over the securities held by Apple Orange LLC. Mr. Leight may be deemed to be the beneficial owner of the securities held by Apple Orange LLC. Mr. Leight disclaims beneficial ownership over any securities owned by Apple Orange LLC, except to the extent of his pecuniary interest therein. The business address of Apple Orange LLC is 3535 Curtis Lane, Miami, Florida 33133.
(3)
Represents 557,500 ordinary shares held by the Leight Family 1998 Irrevocable Trust. Nathan Leight’s children are the beneficiaries of the Leight Family 1998 Irrevocable Trust and his wife, Elizabeth Leight, is the trustee. Mr. Leight may be deemed to be the beneficial owner of the securities held by the Leight Family 1998 Irrevocable Trust as the spouse of Elizabeth Leight. The business address of the Leight Family 1998 Irrevocable Trust is 3535 Curtis Lane, Miami, Florida 33133.

(4)
Represents 550,000 ordinary shares held by the Argyle Investors LLC. The Leight Family 1998 Irrevocable Trust is the sole managing member of Argyle Investors LLC and has sole voting and dispositive control over the securities held by Argyle Investors LLC. Nathan Leight may be deemed to be the beneficial owner of the securities held by Argyle Investors LLC, as the spouse of Elizabeth Leight, who is the trustee of the Leight Family 1998 Irrevocable Trust. Each of the Leight Family 1998 Irrevocable Trust and Mr. Leight disclaims beneficial ownership of the securities held by Argyle Investors LLC, except to the extent of their respective pecuniary interests therein. The business address of Argyle Investors LLC is 3535 Curtis Lane, Miami, Florida 33133.

(5)
Represents 422,675 ordinary shares issuable upon the conversion of (i) the Class F shares in Yatra USA and (ii) our Class F shares held by Terrapin Partners Employee Partnership 3 LLC. Nathan Leight, the chairman of Terrapin 3 Acquisition Corporation, is the sole managing member of Terrapin Partners Employee Partnership 3 LLC and has sole voting and dispositive control over the securities held by Terrapin Partners Employee Partnership 3 LLC. Mr. Leight may be deemed to be the beneficial owner of the securities held by Terrapin Partners Employee Partnership 3 LLC. Mr. Leight disclaims beneficial ownership over any securities held by Terrapin Partners Employee Partnership 3 LLC, except to the extent of his pecuniary interest therein. The business address of Terrapin Partners Employee Partnership 3 LLC is 3535 Curtis Lane, Miami, Florida 33133.

(6)
Represents 327,000 ordinary shares held by Candlemaker Partners, LLLP. Nathan Leight, the chairman of Terrapin 3 Acquisition Corporation, is the sole managing member of Candlemaker Management LLC, which is the general partner of Candlemaker Partners, LLLP and has sole voting and dispositive control over the securities held by Candlemaker Partners, LLLP. Mr. Leight may be deemed to be the beneficial owner of the securities held by Candlemaker Partner, LLC. Mr. Leight disclaims beneficial ownership over any securities owned by Candlemaker Partner, LLC, except to the extent of his pecuniary interest therein. The business address of Candlemaker Partners, LLLP is 3535 Curtis Lane, Miami, Florida 33133.

(7)
Represents 167,261 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Guy Barudin. The business address of Guy Barudin is 17 State Street, 21st floor New York, New York 10004.

(8)
Represents 158,500 ordinary shares held by We Deserve Better, LLC. Nathan Leight, the chairman of Terrapin 3 Acquisition Corporation, is the sole managing member of We Deserve Better, LLC and has sole voting and dispositive control over the securities held by We Deserve Better, LLC. Mr. Leight may be deemed to be the beneficial owner of the securities held by We Deserve Better, LLC. Mr. Leight disclaims beneficial ownership over any securities owned by We Deserve Better, LLC, except to the extent of his pecuniary interest therein. The business address of We Deserve Better, LLC is 3535 Curtis Lane, Miami, Florida 33133.

(9)
Represents (i) 33,478 ordinary shares and (ii) 58,593 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Noyac Path LLC. The sole member of Noyac Path LLC is a trust of which Sanjay Arora is settlor and a beneficiary. Mr. Arora was a non-executive director of Yatra from December 2016 until April 30, 2021. Mr. Arora disclaims beneficial ownership over any securities owned by Noyac Path LLC in which he does not have any pecuniary interest. The business address of Noyac Path LLC is 3535 Curtis Lane, Miami, Florida 33133.

(10)
Represents (i) 550 ordinary shares and (ii) 50,000 ordinary shares issuable upon the conversion of the

Class F shares in Yatra USA held by Stephen Schifrin. The business address of Stephen Schifrin is 3535 Curtis Lane, Miami, Florida 33133.
(11)
Represents 39,062 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Periscope, LLC. Guy Barudin is the sole member of Periscope, LLC and has sole voting and dispositive control over the securities held by Periscope, LLC. Mr. Barudin may be deemed to be the beneficial owner of the securities held by Periscope, LLC. Mr. Barudin disclaims beneficial ownership over any securities owned by Periscope, LLC, except to the extent of his pecuniary interest therein. The business address of Periscope, LLC is 17 State Street, 21st floor New York, New York 10004.

(12)
Represents 28,030 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Terrapin Partners Green Employee Partnership, LLC. Nathan Leight, the chairman of Terrapin 3 Acquisition Corporation, is the sole managing member of Apple Orange LLC, which is the sole managing member of Terrapin Partners Green Employee Partnership, LLC. Mr. Leight has sole voting and dispositive control over the securities held by Terrapin Partners Green Employee Partnership, LLC and may be deemed to be the beneficial owner of the securities held by Terrapin Partners Green Employee Partnership, LLC. Mr. Leight disclaims beneficial ownership over any securities owned by Terrapin Partners Green Employee Partnership, LLC, except to the extent of his pecuniary interest therein. The business address of Terrapin Partners Green Employee Partnership, LLC is 3535 Curtis Lane, Miami, Florida 33133.

(13)
Represents (i) 200 ordinary shares and (ii) 19,502 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Robert Plotkin. The business address of Robert Plotkin is 3535 Curtis Lane, Miami, Florida 33133.

(14)
Represents 15,000 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by George Brokaw. The business address of Mr. Brokaw is 3535 Curtis Lane, Miami, Florida 33133.

(15)
Represents 15,000 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Johnathan Kagan. The business address of Mr. Kagan is 3535 Curtis Lane, Miami, Florida 33133.

(16)
Represents 15,000 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Victor Mendelson. The business address of Mr. Mendelson is 3535 Curtis Lane, Miami, Florida 33133.

(17)
Represents 6,078 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Stephen Spence. The business address of Mr. Spence is 3535 Curtis Lane, Miami, Florida 33133.

(18)
Represents 5,066 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Irina Carpov. The business address of Ms. Carpov is 3535 Curtis Lane, Miami, Florida 33133.

(19)
Represents 4,500 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Andrew Sklar. The business address of Mr. Sklar is 3535 Curtis Lane, Miami, Florida 33133.

(20)
Represents 3,546 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Lawrence Hurvich. The business address of Mr. Hurvich is 3535 Curtis Lane, Miami, Florida 33133.

(21)
Represents 3,546 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by James Kim. The business address of Mr. Kim is 287 Bowman Avenue, 3rd floor, Purchase, New York 10577.

(22)
Represents 3,546 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Christopher Peters. The business address of Mr. Peters is 540 Frontage Road, #2045, Northfield, Illinois 60093.

(23)
Represents 3,000 ordinary shares held by Nathan Leight. The business address of Mr. Leight is 3535 Curtis Lane, Miami, Florida 33133.

(24)
Represents 2,026 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Gina DelGiudice. The business address of Ms. DelGiudice is 1166 Avenue of the Americas, 20th floor, New York, New York 10036.

(25)
Represents 2,026 ordinary shares issuable upon the conversion of the Class F shares in Yatra USA held by Gerasomou Siliverdes. The business address of Mr. Siliverdes is 3535 Curtis Lane, Miami, Florida 33133.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.
The selling shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the ordinary shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.
Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its ordinary shares from holders named in this prospectus after the effective date of this prospectus.

TAXATION
Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax consequences and material Indian tax consequences, that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax consequences and any material Cayman Islands or Indian tax consequences relating to the securities covered by such prospectus supplement.

EXPENSES RELATED TO THE OFFERING
The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the company. All of such fees and expenses, except for the SEC registration fee, are estimated. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.
	USD	INR(1)
SEC registration fee	8,191.13	607,290.38
Legal fees and expenses	**	**
Accounting fees and expenses	**	**
Printing expenses	**	**
Miscellaneous expenses	**	**
Total(2)	**	**

(1)
Conversion of USD into INR was made using an exchange rate of 1 USD = 74.14 INR, the noon buying rate of the Federal Reserve Bank of New York as of June 25, 2021.

(2)
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER
U.S. SECURITIES LAWS
We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. A majority of our directors and executive officers, and certain of the experts named in this prospectus, are residents of non-U.S. jurisdictions and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them, in original actions or in actions for enforcement of judgments of United States courts, liabilities predicated upon the United States federal securities laws.
We have been advised by our Cayman Islands legal counsel, Maples and Calder (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of risk or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court) has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

LEGAL MATTERS
The validity of the ordinary shares, preference shares, debt securities, warrants and units offered by this prospectus and certain legal matters as to Cayman Islands law will be passed upon by Maples and Calder (Cayman) LLP, Cayman Islands.
EXPERTS
The consolidated financial statements of Yatra Online, Inc. appearing in Yatra Online, Inc.’s Annual Report (Form 20-F) for the year ended March 31, 2020, have been audited by Ernst & Young Associates LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered under this prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus and any accompanying prospectus do not contain all the information set forth in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, and other information, including material information furnished on Form 6-K, with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short-swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
We maintain a corporate website at www.yatra.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into the prospectus the information in documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•
our Annual Report on Form 20-F for the fiscal year ended March 31, 2020 filed with the SEC on July 31, 2020;

•
our Reports on Form 6-K furnished to the SEC on August 3, 2020, September 9, 2020, November 5, 2020, February 4, 2021, April 19, 2021 and June 8, 2021 and our Reports on Form 6-K/A furnished to the SEC on February 11, 2021 and June 10, 2021; and

•
the description of our ordinary shares as incorporated into our registration statement on Form 8-A12B filed with the SEC on December 15, 2016.

We will also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report are incorporated by reference and should be deemed to supersede entirely each earlier filed Annual Report and Reports on Form 6-K containing our quarterly earnings releases and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Yatra Online, Inc.
Gulf Adiba, Plot No. 272, 4th Floor,
Udyog Vihar, Phase-II,
Sector-20, Gurgaon, Haryana 122008, India
(+91 124) 459-1700

$100,000,000
Ordinary Shares
Preference Shares
Debt Securities
Warrants
Units

Up to 5,184,734 Ordinary Shares
Offered by the Selling Shareholders

PROSPECTUS

, 2021

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers.
The Companies Act of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate fiduciaries in respect of their actual fraud or willful default, or for the consequences of committing a crime. The registrant’s amended and restated memorandum and articles of association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own actual fraud or willful default.
Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.   Exhibits.
(a)
Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately following the signature page to this registration statement, which index to exhibits is incorporated herein by reference.
(b)
Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.
Item 10.   Undertakings.
(a)
The undersigned hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)
The undersigned registrant hereby undertakes:

(1)
That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index
Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
1.2	Memorandum and Articles of Association of the Registrant as in effect prior to this offering (incorporated by reference to Exhibit D to Annex A to the Registrant’s Form F-4/A filed on November 15, 2016).
2.1	Warrant Agreement, dated July 16, 2014, between Terrapin 3 Acquisition Corporation (n/k/a Yatra USA Corp.) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Form F-1/A filed on February 9, 2017).
2.2	Assignment, Assumption and Amendment Agreement, dated December 16, 2016, among the Registrant, Terrapin 3 Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Registrant’s Form F-1/A filed on February 9, 2017).
4.1**	Form of Ordinary Share Warrant Agreement and Ordinary Share Purchase Warrant Certificate.
4.2**	Form of Preference Share Warrant Agreement and Preference Share Purchase Warrant Certificate.
4.3**	Form of Unit Agreement.
4.4	Form of Indenture for Senior Debt Securities.
4.5	Form of Indenture for Subordinated Debt Securities.
4.6	Form of Subscription Agreement between the Registrant and the Investors party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Form F-4/A filed on November 21, 2016).
4.7	2006 Share Plan of the Registrant, and forms of agreements thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Form F-4/A filed on November 21, 2016).

Exhibit No.	Description
4.8	Subscriber Agreement between Yatra Online Private Limited and InterGlobe Technologies Inc., dated December 29, 2015 (incorporated by reference to Exhibit 10.4 to the Registrant’s Form F-4/A filed on November 15, 2016).
4.9	Amended and Restated Business Combination Agreement among the Registrant, T3 Parent Corp., T3 Merger Sub Corp., Terrapin 3 Acquisition Corporation, MIHI LLC and Shareholder Representative Services LLC, dated September 28, 2016 (incorporated by reference to Annex A to the proxy statement/prospectus forming part of the Registrant’s Form F-4/A filed on November 21, 2016).
4.10	Letter Agreement, dated September 27, 2016, among Yatra Online, Inc., a Cayman Islands exempted company limited by shares, Dhruv Shringi, E-18 Limited, Capital18 Fincap Private Limited, Haresh Chawla, Harshal Shah, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Manish Amin, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Vertex Asia Fund Pte. Ltd. and Wortal, Inc. (incorporated by reference to Exhibit 10.17 to the Registrant’s Form F-4/A filed on November 15, 2016).
4.11	Repurchase Agreement, dated September 28, 2016, among Yatra Online, Inc., a Cayman Islands exempted company limited by shares, E-18 Limited, Capital18 Fincap Private Limited, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, SVB Financial Group, Valiant Capital Master Fund LP, Valiant Capital Partners LP and Vertex Asia Fund Pte. Ltd. (incorporated by reference to Exhibit 10.18 to the Registrant’s Form F-4/A filed on November 21, 2016).
4.12	Support Agreement, dated September 28, 2016, among Yatra Online, Inc., a Cayman Islands exempted company limited by shares, Dhruv Shringi, E-18 Limited, Capital18 Fincap Private Limited, Haresh Chawla, Harshal Shah, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Manish Amin, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, SVB Financial Group, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Vertex Asia Fund Pte. Ltd. and Wortal, Inc. (incorporated by reference to Exhibit 10.19 to the Registrant’s Form F-4/A filed on November 21, 2016).
4.13	Share Subscription Cum Shareholders Agreement, dated April 29, 2015, among Yatra Online Private Limited, IL & FS Trust Company Limited acting as trustee for Pandara Trust Scheme I, Capital18 Fincap Private Limited and Yatra Online, Inc., a Cayman Islands exempted company limited by shares (incorporated by reference to Exhibit 10.20 to the Registrant’s Form F-4/A filed on November 21, 2016).
4.14	Exchange and Support Agreement, dated December 16, 2016, by and among the Registrant, Yatra USA Corp. and the holders of Class F Common Stock party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K filed on December 22, 2016).
4.15	Letter Agreement, dated as of December 15, 2016, by and among the Registrant, Dhruv Shringi, Manish Amin, Harshal Shah, Haresh Chawla, Wortal, Inc., Norwest Venture Partners X, LP, Norwest Venture Partners IX, LP, Vertex Asia Fund Pte. Ltd., Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, IDG Ventures India Fund II LLC, Reliance Capital Limited, E-18 Limited, Intel Capital Corporation, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Capital18 Fincap Private Limited, Pandara Trust Scheme I, and Macquarie Corporate Holdings Pty Limited (incorporated by reference to Exhibit 4.10 to the Registrant’s Annual Report on Form 20-F filed on July 31, 2018).

Exhibit No.	Description
4.16	Forward Purchase Contract Amendment, dated as of December 16, 2016, among the Registrant, MIHI LLC and Yatra USA Corp. (incorporated by reference to Exhibit 10.2 to the Registrant’s Report of Foreign Private Issuer on Form 6-K filed on December 22, 2016).
4.17	Letter Agreement, dated as of December 16, 2016, by and among the Registrant, Yatra USA Corp., MIHI LLC, Apple Orange LLC, Noyac Path LLC, Periscope, LLC, Terrapin Partners Employee Partnership 3 LLC, Terrapin Partners Green Employee Partnership, LLC, Jonathan Kagan, George Brokaw and Victor Mendelson (incorporated by reference to Exhibit 10.3 to the Registrant’s Report of Foreign Private Issuer on Form 6-K filed on December 22, 2016).
4.18	2016 Stock Option and Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-8 filed on June 5, 2017).
4.19	Investor Rights Agreement, dated December 16, 2016, between the Registrant and the Investors party thereto (incorporated by reference to Exhibit 4.22 to the Registrant’s Form F-3 filed on May 3, 2018).
4.20	Working Capital Facility Agreement, dated June 22, 2017, between Yatra Online Private Limited and ICICI Bank Limited (incorporated by reference to Exhibit 4.24 to the Registrant’s Form F-3 filed on May 3, 2018).
4.21	Advertisement Agreement, dated January 11, 2019, between Bennett, Coleman and Company Limited and Yatra Online Private Limited (incorporated by reference to Exhibit 99.2 to the Registrant’s Foreign Report on Form 6-K filed on January 31, 2019).
4.22	Non Convertible Debenture Subscription Agreement dated January 11, 2019 between Benett, Coleman and Company Limited, Yatra Online Private Limited and Yatra Online, Inc. (incorporated by reference to Exhibit 99.3 to the Registrant’s Report of Foreign Private Issuer on Form 6-K filed on January 31, 2019).
4.23	Facility Agreement, dated August 16, 2018, between Yatra for Business Private Limited (Formerly known as Air Travel Bureau Private Limited) and ICICI Bank Limited (incorporated by reference to Exhibit 4.26 to the Registrant’s Annual Report on Form 20-F/A filed on August 5, 2019).
4.24	Renewal Credit Arrangement Letter, dated May 28, 2019, between Yatra for Business Private Limited (Formerly known as Air Travel Bureau Private Limited) and ICICI Bank Limited (incorporated by reference to Exhibit 4.27 to the Registrant’s Annual Report on Form 20-F/A filed on August 5, 2019).
4.25+†	Global Agreement, dated July 1, 2017, between Yatra Online Private Limited and Amadeus IT Group, S.A. (incorporated by reference to Exhibit 4.30 to the Registrant’s Annual Report on Form 20-F/A filed on August 5, 2019).
4.26	Credit Arrangement Letter, dated August 14, 2018, between Air Travel Bureau Limited (n/k/a Air Travel Bureau Private Limited) and ICICI Bank Limited (incorporated by reference to Exhibit 4.25 to the Registrant's Annual Report on Form 20-F/A filed on August 5, 2019).
4.27	Amendatory Credit Arrangement Letter, dated April 16, 2019, between Yatra Online Private Limited and ICICI Bank Limited (incorporated by reference to Exhibit 4.28 to the Registrant's Annual Report on Form 20-F/A filed on August 5, 2019).
4.28	Supplemental and Amendatory Agreement to the Facility Agreement, dated June 7, 2019, between Air Travel Bureau Private Limited and ICICI Bank Limited (incorporated by reference to Exhibit 4.29 to the Registrant's Annual Report on Form 20-F/A filed on August 5, 2019).
5.1*	Opinion of Maples and Calder (Cayman) LLP as to the validity of the ordinary shares, preference shares, debt securities, warrants and units.
23.1*	Consent of Ernst & Young Associates LLP, independent registered public accounting firm.
23.2*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).

Exhibit No.	Description
24.1	Powers of Attorney.
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*
Filed herewith.

**
To be filed, if necessary, by amendment, or as an exhibit to a Report on Form 6-K and incorporated herein by reference.

+
Certain portions of this exhibit will be omitted because they are not material and would likely cause competitive harm to the registrant if disclosed.

†
Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, on July 7, 2021.
YATRA ONLINE, INC.
By:
/s/ Dhruv Shringi

Name: Dhruv Shringi
Title:  Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated:
Name	Title	Date
/s/ DHRUV SHRINGI Dhruv Shringi	Chief Executive Officer and Director (Principal Executive Officer)	July 7, 2021
* Anuj Kumar Sethi	Principal Financial and Principal Accounting Officer (Principal Financial and Principal Accounting Officer)	July 7, 2021
* Stephen Schifrin	Director	July 7, 2021
* Murlidhara Lakshmikantha Kadaba	Director	July 7, 2021
* Sean Aggarwal	Director	July 7, 2021
* Neelam Dhawan	Director	July 7, 2021
* Managing Director Puglisi & Associates	Authorized Representative in the United States	July 7, 2021
*By:	/s/ DHRUV SHRINGI Dhruv Shringi, Attorney-in-Fact